Exhibit 10.25

EXECUTIVE STOCK PURCHASE AGREEMENT

THIS EXECUTIVE STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of September 17, 2004, by and between Broder Bros., Co., a Michigan corporation (the “Company”) and              (“Executive”).

WHEREAS, Executive desires to purchase from the Company, and the Company desires to sell to Executive, the number of shares of the Company’s Class L Common Stock, Series 3, par value $.01 per share (the “Class L Common, Series 3”), Class L Common Stock, Series 4, par value $.01 per share (the “L Common, Series 4” and together with the Class L Common, Series 3, the “Class L Common”) and certain of the Company’s Class B Common Shares, par value $.01 per share (the “Class B Common” and together with the Class L Common, the “Common Shares”) and certain warrants to purchase shares of Class L Common, Series 3 (the “Warrants”), as set forth on the Schedule of Purchased Securities attached hereto. All of such Common Shares and all shares of the Company’s capital stock acquired by Executive before the date hereof and hereafter, other than shares of capital stock acquired by Executive upon exercise of options pursuant to the Company’s 2004 Executive Stock Option Plan, are referred to herein as “Executive Stock.”

NOW, THEREFORE, in consideration of the mutual premises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Purchase and Sale of Stock and Warrants.

(a) Upon execution of this Agreement, Executive will purchase, and the Company will sell, shares of Class L Common and Class B Common and Warrants (collectively, the “Purchased Securities”), in such amounts and for such consideration as set forth on the Schedule of Purchased Securities attached hereto. The Company will deliver to Executive copies of certificates or other instruments representing such Purchased Securities, and, upon receipt of such copies, Executive will deliver to the Company (i) a cash payment in the amount of $             and (ii) an executed consent from Executive’s spouse (if any) in the form of Exhibit A attached hereto. If, at any time subsequent to the date hereof and prior to the occurrence of a Termination Event (as defined in paragraph 2(f) hereof), Executive becomes legally married (whether in the first instance or to a different spouse), Executive shall cause Executive’s spouse to execute and deliver a consent in the form of Exhibit A attached hereto. Executive’s failure to deliver the Company an executed consent in the form of Exhibit A at any time when Executive would otherwise be required to deliver such consent shall constitute Executive’s continuing representation and warranty that Executive is not legally married as of such date.

(b) Representations and Warranties. In connection with the purchase and sale of the Purchased Securities hereunder, Executive represents and warrants to the Company that:

(i) The Purchased Securities to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “1933 Act”), or any applicable state securities laws, and the Purchased Securities will not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

(ii) Executive is an executive officer or management employee of the Company or its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Purchased Securities.

(iii) Executive is able to bear the economic risk of his investment in the Purchased Securities for an indefinite period of time because neither Executive Stock nor the Warrants have been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

(iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Purchased Securities and has had full access to such other information concerning the Company and its Subsidiaries as he or she has requested. The Company has provided to Executive, and Executive has reviewed, or has had an opportunity to review the Final Offering Memorandum, dated as of September 22, 2003 pursuant to which the Company issued $175.0 million in aggregate principal amount of senior subordinated notes. Executive is familiar with each of the transactions contemplated by all of such documents.

(v) Executive has consulted, or has had an opportunity to consult with, independent legal counsel regarding his rights and obligations under this Agreement and he fully understands the terms and conditions contained herein.

(c) Acknowledgment. As an inducement to the Company to sell the Purchased Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the sale of the Purchased Securities to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate Executive’s employment at any time for any reason.

2. Repurchase Option.

(a) Definitions. The following terms are defined as follows:

“Affiliate” of a particular Person shall mean any other Person controlling, controlled by or under common control with such Person.

“Board” shall mean the board of directors of the Company.

“Cause” shall have the meaning assigned to such term in Executive’s written employment agreement with the Company or any of its Subsidiaries or, in the absence of any such written employment agreement, “Cause” shall mean with respect to Executive one or more of the following: (i) the commission of a felony or other crime involving moral turpitude or the commission of any crime involving misappropriation, embezzlement or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute, (iii) repeated failure to perform duties as reasonably directed by the Board, which failure is not cured within 30 days after delivery of written notice from the Company to Executive describing specifically the nature of such failures and the action required to cure, (iv) any act or omission intentionally aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries, (v) gross negligence, willful misconduct or a material breach of fiduciary duty with respect to the Company or any of its Subsidiaries, or (vi) any material breach by Executive of any written agreement between the Company and Executive which is not cured to the Board’s reasonable satisfaction within 15 days after written notice thereof to Executive.

“Competitive Activity” shall have the meaning assigned to such term in any separate employment agreement between the Company and Executive.

“Fair Market Value” of Executive Stock shall mean (a) the last sale price of such share, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such security is then listed or admitted to trading, (b) if such security is not then listed or admitted to trading on any national securities exchange but are designated as a national market system security by the NASD, the last trading price of that security on such date, (C) if there shall have been no trading on such date or if such security is not so designated, the average of the closing bid and asked prices of such security on such date as shown by the NASD automated quotation system or (d) if such security is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair market value thereof determined in good faith by the Board; provided that if Executive disputes the Fair Market Value, as determined by the Board, Executive may seek an appraisal of Executive Stock by a mutually acceptable nationally recognized independent appraiser. The determination of the appraiser pursuant hereto will be final and binding and the fees and expenses of such appraiser shall be paid by Executive, except that Executive will be entitled to reimbursement by the Company for such fees and expenses if the Fair Market Value, as determined by the Board, is less than 80% of the Fair Market Value, as determined by the appraiser. The “Fair Market Value” of a Warrant shall mean (i) the fair market value of a share of Executive Stock purchasable pursuant to the Warrant (determined in accordance with this paragraph) minus (ii) the exercise price of the Warrant.

“Good Reason” shall have the meaning assigned to such term in Executive’s written employment agreement with the Company or any of its Subsidiaries or, in the absence of any such written employment agreement, “Good Reason” shall mean if Executive resigns from employment with the Company and its Subsidiaries as a result of one or more of the following reasons: (i) the Company reduces the amount of Executive’s base salary or potential target bonus without Executive’s written consent, other than a reduction in salary of no more than 10% of

Executive’s then current base salary done in connection with salary reductions affecting all members of the Company’s executive management team, (ii) the Company substantially reduces Executive’s authority or responsibilities without Executive’s written consent, (iii) the Company changes Executive’s principal place of work to a location more than 25 miles without Executive’s prior consent, (iv) the Company assigns to Executive duties inconsistent with his positions without Executive’s written consent, or (v) any other material breach by the Company (or its successors) of any written agreement between the Company and Executive, in each case set forth above which is not cured to Executive’s reasonable satisfaction within 15 days after written notice thereof to the Company; provided that in each case written notice of Executive’s resignation for Good Reason must be delivered to the Company within 45 days after the occurrence of any such event in order for Executive’s resignation with Good Reason to be effective hereunder.

“Independent Third Party” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or government department or agency who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company’s Common Shares on a fully diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Company’s Common Shares and who is not the spouse or descendant (by birth or adoption) of any such 10% owner of the Company’s Common Shares.

“Investors” means Bain Capital Fund VII, L.P., BCIP Associates III, BCIP T Associates III, BCIP Associates III-B, BCIP T Associates III-B and Randolph Street Partners II.

“Noncompete Period” shall have the meaning assigned to such term in any separate employment agreement between the Company and Executive.

“Person” means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“Sale of the Company” means any transaction involving the Company and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of the Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (for purposes hereof “all or substantially all” shall have the meaning given such phrase in the Revised Model Business Corporation Act).

“Subsidiary” means any corporation of which shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries.

(b) Repurchase Option. In the event that Executive is no longer employed by the Company or any of its Subsidiaries for any reason (the date of such termination being referred to herein as the “Termination Date”), Executive Stock and the Warrants, whether held by Executive or one or more transferees, will be subject to repurchase by the Investors and the Company (each of the aforementioned, solely at their option) pursuant to the terms and conditions set forth in this paragraph 2 (the “Repurchase Option”).

(c) Repurchase Price. If Executive ceases to be employed by the Company or any of its Subsidiaries for any reason, then the Company and the Investors may purchase all or any portion of the Executive Stock and Warrants purchased by Executive pursuant to this Agreement at a price per share equal to the Fair Market Value of such security, as determined in accordance with this paragraph 2. For purposes of this paragraph 2(c), Fair Market Value shall be determined as of the date the Repurchase Option is exercised, unless (as a result of a delay in the determination of Fair Market Value or otherwise) the closing of such purchase occurs more than 180 days after the Repurchase Option is exercised, in which case, the Repurchase Option shall be at a price per share equal to the Fair Market Value, as determined within 45 days prior to such closing.

(d) Repurchase Procedures. The Investors may each elect to exercise the Repurchase Option to purchase up to their pro rata share (determined based upon the number of Common Shares held by such Investor), by delivering written notice (the “Initial Repurchase Notice”) to the holder or holders of the Warrants and of each class of Executive Stock, the Company and the other Investors, within 60 days after the occurrence of the Termination Date (provided that such notice may be delivered (i) in the case of any Employee Stock issued after the Termination Date within 60 days of the date any such Employee Stock is issued or (ii) if applicable, in the case of Executive’s participation in any Competitive Activity during the Noncompete Period, within 60 days after the date the Company and the Investors become aware of any such participation). To the extent that any of the Investors purchase shares of Class L Common, Series 4, such Investors must also purchase a pro rata portion of the Warrants. Warrants may only be purchased pursuant to this paragraph and in connection with a purchase of Class L Common, Series 4. To the extent that any of the Investors do not elect to repurchase their full allotment of Executive Stock or Warrants, the other Investors shall be entitled to purchase all or any portion of the remaining Executive Stock and Warrants by providing notice (the “Supplemental Repurchase Notice”) to each of the parties receiving the Initial Repurchase Notice within 10 business days following the earlier to occur of (i) receipt of Initial Repurchase Notices from all of the Investors or (ii) the expiration of the 60 day period during which the Investors were entitled to deliver Initial Repurchase Notices. To the extent that, after giving effect to the reoffer pursuant to the immediately preceding sentence, any portion of Executive Stock or of the Warrants is not being repurchased by the Investors, the Company may exercise the Repurchase Option for the remaining Executive Stock and Warrants by delivering written notice (a “Company Repurchase Notice” and together with the Initial Repurchase Notice and Supplemental Repurchase Notice, a “Repurchase Notice”) to the holder or holders of the applicable Executive Stock and Warrants within 10 business days of the expiration of the 10 business day period during which the Investors were entitled to deliver Supplemental Repurchase Notices. Each Repurchase Notice will set forth the number of Warrants and/or the number of shares of each class of Executive Stock to be acquired from such holder(s), the aggregate consideration to be paid for such holder’s Warrants and shares of each such class of Executive Stock and the time and place for the closing of the transaction. If any Warrants or shares of any class of Executive Stock are held by any transferees of Executive, the Investors and the Company, as the case may be, will purchase such shares of such class elected to be purchased from such holder(s) of Executive Stock, pro rata according to the number of shares of such class of Executive Stock held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

(e) Closing.

(i) The closing of the transactions contemplated by this paragraph 2 will take place on the date designated by the Investors in the Repurchase Notice or the Supplemental Repurchase Notice, as the case may be, which date will not be more than thirty (30) days after the delivery of such notice.

(ii) The Investors and/or the Company, as the case may be, will pay for Executive Stock and Warrants to be purchased pursuant to the Repurchase Option by delivery of, in the case of each Investor, a check payable to the holder of such Executive Stock or Warrants, and in the case of the Company by delivery of one or more checks, one or more promissory notes and/or a combination of checks and notes as follows: (A) if the Repurchase Option is being exercised as a result of a termination of employment by the Company for Cause, Executive’s resignation without Good Reason or, if applicable, Executive’s participation in any Competitive Activity during the Noncompete Period, the Company shall pay for Executive Stock or Warrants with checks, unless, in the good faith determination of the Board, the Company lacks sufficient available cash, including any borrowing available under any of the Company’s then current credit facilities that have additional borrowing capacity, to pay for such purchase and to provide sufficient funding for its business and operations, the Company may pay for such other Executive Stock or Warrants with subordinated notes or (B) if the Repurchase Option is being exercised as a result of a termination of employment for any reason not covered by the preceding clause (A), the Company shall pay for such Executive Stock or Warrants with checks.

(iii) Any checks issued pursuant to this paragraph 2(e) shall be certified or cashiers’ checks. Any subordinated notes issued by the Company pursuant to this paragraph 2(e) shall be payable in three equal annual installments beginning on the first anniversary of the closing of such purchase, shall bear interest at a rate per annum equal to the highest borrowing cost that is being charged to the Company as of the date the note is issued under the Company’s then existing revolving credit facility plus two (2) percent; shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase; provided that the principal of and all interest accrued on such notes will be due and payable in full on the earlier to occur of (A) the closing of Sale of the Company and (B) a redemption of, or dividend on, the Company’s equity securities (other than a repurchase of equity securities in connection with the termination of employment of any employee or consultant).

(iv) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock and Warrants by the Company will be subject to applicable restrictions contained in the Michigan Business Corporation Act and in the Company’s and its Subsidiaries’ debt and equity financing agreements with persons or entities other than the Investors or their Affiliates. If any such restrictions prohibit the repurchase of Executive Stock and Warrants hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions. The Company and/or the Investors, as the case may be, will receive customary representations and warranties from each seller regarding the sale of Executive Stock and the Warrants, including, but not limited to, the representation that such seller has good and marketable title to Executive Stock and the Warrants to be transferred free and clear of all liens, claims and other encumbrances.

(f) Termination of Repurchase Option. The provisions of this paragraph 2 will terminate upon the earlier of (i) a Sale of the Company (a “Termination Event”) or (ii) a Public Offering (as defined below).

3. Executive Put.

(a) Put. In the event that Executive ceases to be employed by the Company or any of its Subsidiaries for any reason, other than as a result of Executive’s termination for Cause or Executive’s resignation without Good Reason, the Executive (or his heirs or estates) may require the Company to purchase (the “Put”) any Executive Stock or Warrants purchased by Executive under this Agreement and not repurchased by the Investors or the Company pursuant to paragraph 2 above. The purchase price for each Warrant or for each share of Executive Stock purchase by the Company pursuant to the Put shall be at a price per share equal to Fair Market Value thereof (as of the date the Put is exercised), unless (as a result of a delay in the determination of Fair Market Value or otherwise) the closing of such purchase occurs more than 180 days after the Put is exercised, in which case, the Put shall be at a price per share equal to the Fair Market Value as determined within 45 days prior to such closing.

(b) Closing Procedures.

(i) Executive (or his heirs or estate) may exercise the Put by delivering written notice to the Company within 30 days after the expiration of the period during which the Repurchase Option may be exercised by the Investors and the Company, which notice shall detail the number of shares of Executive Stock and the number of Warrants to be sold pursuant to the Put (the “Put Notice”).

(ii) Promptly after the receipt of the Put Notice (but in no event later than 90 days after receipt of the Put Notice), the Company will purchase such shares of Executive Stock and such Warrants by delivery of checks; provided, however, that to the extent the Company, in the good faith determination of the Board, lacks sufficient available cash, including any borrowing available under any of the Company’s then current credit facilities that have additional borrowing capacity, to pay for such purchase and to provide sufficient funding for its business and operations, the Company may pay for all other Executive Stock and Warrants with checks, subordinated notes or any combination of checks and subordinated notes as determined in the Company’s sole discretion.

(iii) Any subordinated notes issued by the Company pursuant to this paragraph 3(b) shall be payable in three equal annual installments beginning on the first anniversary of the closing of such purchase, shall bear interest at a rate per annum equal to the highest borrowing cost that is being charged to the Company as of the date the note is issued under the Company’s then existing revolving credit facility plus two (2) percent; provided that the principal of and all interest accrued on such notes will be due and payable in full on the earlier to occur of (A) the closing of Sale of the Company and (B) a redemption of, or dividend on, the Company’s equity securities (other than a repurchase of equity securities in connection with the termination of employment of any employee or consultant).

(iv) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock and Warrants by the Company will be subject to applicable restrictions contained in the Michigan Business Corporation Act and in the Company’s and its Subsidiaries’ debt and equity financing agreements with persons or entities other than the Investors or their Affiliates. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise required to make, the Company shall make such repurchases as soon as it is permitted to do so under such restrictions. The Company will receive customary representations and warranties from each seller regarding the sale of Executive Stock and the Warrants, including, but not limited to, the representation that such seller has good and marketable title to Executive Stock and the Warrants to be transferred free and clear of all liens, claims and other encumbrances.

(c) Put Termination. The provisions of this paragraph 3 will terminate upon the occurrence of the earlier of (i) a Termination Event or (ii) a Public Offering.

4. Restrictions on Transfer.

(a) Transfer of Executive Stock and Warrants. Executive will not sell, pledge or otherwise transfer any interest in any shares of Executive Stock or any of the Warrants, except pursuant to the provisions of paragraphs 2, 3, 4(b), 7 or 8 hereof. Executive’s rights to sell, pledge or otherwise transfer any interest in any shares of Executive Stock or any Warrants will also be subject to the terms of the Amended and Restated Shareholders Agreement dated as of the date hereof among the Company, Executive and certain other shareholders of the Company.

(b) Certain Permitted Transfers. The restrictions contained in this paragraph 4 will not apply with respect to transfers of Executive Stock or Warrants (i) pursuant to applicable laws of descent and distribution, (ii) among Executive’s Family Group (as defined below) or (iii) any charitable remainder trust (as such term is defined under Section 664 of Code) so long as Executive and/or Executive’s spouse and descendants (whether natural or adopted) are and remain the only trustees of such trust, provided that the restrictions contained in this paragraph 4 will continue to be applicable to Executive Stock and the Warrants after any such transfer and the transferees of such Executive Stock and Warrants shall agree in writing to be bound by the provisions of this Agreement. “Family Group” means Executive’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of, or any corporation, limited liability company or partnership solely owned and controlled by, Executive and/or Executive’s spouse and/or descendants. Any transferee of Executive Stock pursuant to a transfer in accordance with the provisions of this subparagraph 4(b) is herein referred to as a “Permitted Transferee.” Upon the transfer of Executive Stock or Warrants pursuant to this paragraph 4(b), Executive will deliver a written notice (the “Transfer Notice”) to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c) Termination of Transfer Restrictions. The provisions of this paragraph 4 will terminate upon the occurrence of a Termination Event.

5. Additional Restrictions on Transfer.

(a) The certificates representing Executive Stock will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER (THE “COMPANY”) AND AN EMPLOYEE OF THE COMPANY DATED AS OF SEPTEMBER 17, 2004, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) No holder of Executive Stock or Warrants may sell, transfer or dispose of any Executive Stock or Warrants (except pursuant to an effective registration statement under the Securities Act of 1933) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such transfer.

6. Definition of Executive Stock. For all purposes of this Agreement, Executive Stock will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company, the Investors or purchasers pursuant to an offering registered under the 1933 Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of a Public Offering (as defined in paragraph 7 below)), and each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company’s capital stock issued with respect to shares of Executive Stock by way of a stock split, stock dividend or other recapitalization.

7. Sale of the Company.

(a) If the holders of a majority of the shares of the Company’s common stock held by the Investors approve (and, in the case of any sale or other fundamental change which requires the approval of the board of directors of a Michigan corporation pursuant to the Michigan Business Corporation Act, the Board shall have approved such sale) (i) a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of a majority of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party or group of Independent Third Parties or (ii) a Transfer of any shares of Common Stock in connection with a Strategic Transaction (collectively an “Approved Sale”), each holder of Executive Stock and Warrants will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Executive Stock or Warrants will waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock (including by recapitalization, consolidation, reorganization, combination or otherwise), each holder of Executive Stock or Warrants will agree to sell all of his shares of Executive Stock or Warrants and rights to acquire shares of Executive Stock or Warrants on the terms and conditions approved by the Board and the holders of a majority of the Company’s common stock then outstanding. Each holder of Executive Stock or Warrants will take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company.

(b) The obligations of the holders of Executive Stock or Warrants with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Executive Stock or Warrants will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Executive Stock or Warrants would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Articles of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Common Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Common Shares will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Shares will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Shares.

(c) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Stock and Warrants will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Executive Stock or Warrants appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Executive Stock or Warrants declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(d) Executive and the other holders of Executive Stock (if any) and Warrants will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Executive Stock or Warrants pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by Executive and the other holders of Executive Stock or Warrants on their own behalf will not be considered costs of the transaction hereunder.

(e) The provisions of this paragraph 7 will terminate upon the closing of a Public Offering (as defined below).

8. Public Offering. In the event that the Board and the holders of a majority of the Company’s shares of common stock then outstanding approve an initial public offering and sale of the Company’s common stock (a “Public Offering”) pursuant to an effective registration statement under the 1933 Act, with regard to their capital stock, and it is determined that the Company’s then existing capital structure will adversely affect the marketability of the offering, each holder of Option Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Shares and Warrants into securities that the managing underwriters, the Board and holders of a majority of the Common Shares then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that such recapitalization, reorganization or exchange shall be implemented consistently among all shares of the same class of securities, including all options to purchase shares of that same class of securities, affected thereby.

9. Voting Agreement. Each holder of Executive Stock hereby agrees to vote all of his shares of Executive Stock (and, in the event such holder is entitled to vote any of the Company’s other securities for the election of directors, such holder shall vote all such securities) and take all other necessary actions (whether in such holder’s capacity as a stockholder, director or officer of the Company), and the Company shall take all necessary or desirable actions as are requested by the Investors, in order to cause any representatives designated by the Investors to be elected as members of the Board. In addition, no holder shall vote his shares of Executive Stock (or such other securities) in connection with the removal of any of the Investors’ designees as a director unless and until the Investors direct such holder how to vote on such removal. Except as otherwise provided herein, each holder of Executive Stock shall at all times retain the right to vote his Executive Stock (and such other securities) in his sole discretion on all other matters presented to the Company’s stockholders for a vote. All Investor determinations under this paragraph 9 shall be made by the Investors holding a majority of the Common Shares held by all Investors (in each case determined on a fully-diluted basis). The provisions of this paragraph 9 shall terminate upon the occurrence of a Termination Event.

10. Holdback Agreement. No holder of Executive Stock will effect any public sale or distribution (including sales pursuant to Rule 144 of the 1933 Act) of any Executive Stock or of any other capital stock or equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such stock or securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten public offering of the Company’s common stock, except as part of such underwritten public offering; provided, however, that all other owners of equity securities of the Company who are senior executives are subject to the same restriction. The restrictions set forth in paragraph 9 and this paragraph 10 shall terminate with respect to each share of Executive Stock following the time at which such share has been transferred pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k)), adopted under the 1933 Act.

11. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

12. Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered or sent by guaranteed overnight delivery service at the addresses indicated below:

To the Company:

Broder Bros., Co.

401 East Hunting Park Avenue

Philadelphia, PA 19124

Attention:	David Hollister
Vince Tyra

Facsimile No.: (215) 425-1272

with copies to:

Bain Capital Co.

745 Fifth Avenue

Suite 3200

New York, NY 10151

Attention:	Thomas Myers
Seth Meisel

Facsimile No.: (212) 421-2225

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Attention:	Matthew E. Steinmetz, P.C.
Jeffrey W. Richards

Facsimile No.: (312) 861-2200

To Executive:

________________________

________________________

________________________

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or deposited with such delivery service.

13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15. Counterparts. This Agreement may be executed in separate counterparts (any one of which may be delivered by facsimile), each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns, provided that Executive may not assign any of his rights or obligations, except as expressly provided by the terms of this Agreement.

17. GOVERNING LAW. ALL ISSUES CONCERNING THE ENFORCEABILITY, VALIDITY AND BINDING EFFECT OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF MICHIGAN OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF MICHIGAN. EACH OF THE PARTIES HERETO SUBMITS TO THE JURISDICTION IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF MICHIGAN AND WAIVES ANY CLAIM OF IMPROPER JURISDICTION OR LACK OF VENUE IN CONNECTION WITH ANY CLAIM OR CONTROVERSY WHICH MAY BE BROUGHT IN CONNECTION WITH THIS AGREEMENT.

18. Remedies. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

19. Effect of Transfers in Violation of Agreement. The Company will not be required (a) to transfer on its books any shares of Executive Stock which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement.

20. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof shall be effective against the Company or Executive unless such modification, amendment or waiver has been approved in writing by the party against whom such modification, agreement or waiver is to apply. The failure of any party to enforce any provision of the Agreement or under any agreement contemplated hereby shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement or any agreement referred to herein in accordance with their terms.

21. Third Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement. This Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BRODER BROS., CO.

By:
Its:

[Executive]

SCHEDULE OF PURCHASED SECURITIES

Number of Shares of Class B Common	Number of Shares of Class L Common, Series 3	Number of Shares of Class L Common, Series 4	Number of Warrants of Class L Common, Series 3	Aggregate Price
___________	___________	___________	___________	$	___________

Exhibit A

CONSENT

The undersigned spouse hereby acknowledges that I have read the following agreement to which my spouse is a party:

•	Executive Stock Purchase Agreement

and that I understand its contents. I am aware that such agreement provides for the repurchase of my spouse’s shares of capital stock and warrants of Broder Bros., Co. (the “Company”) under certain circumstances and imposes other restrictions on such capital stock and warrants. I agree that my spouse’s interest in the capital stock is subject to the agreement referred to above and the other agreements referred to therein and any interest I may have in such capital stock shall be irrevocably bound by such agreement and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by these agreements.

The undersigned spouse irrevocably constitutes and appoints                     , who is the spouse of the undersigned spouse (the “Shareholder”) as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all shares of capital stock and warrants of the Company in which the undersigned now has or hereafter acquires any interest and in any and all shares of the Company now or hereafter held of record by the Shareholder (including but not limited to the right, without further signature, consent or knowledge of the undersigned spouse, to exercise or not to exercise any and all options under any appropriate agreements and to exercise amendments and modifications of and to terminate the foregoing agreements and to dispose of any and all such shares of capital stock and options), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Shareholder, or dissolution of marriage and this proxy will not terminate without consent of the Shareholder and the Company:

Shareholder:	Spouse of Shareholder:

Signature	Signature

Printed Name	Printed Name

Dated	Dated